Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

SECOND QUARTER 2023 RESULTS

Tampa, FL – August 7, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter of 2023.

●	Net income for the second quarter of 2023 was $12.3 million, or $0.15 per diluted share, compared with net income of $3.7 million, or $0.04 per diluted share, in the second quarter of 2022.

●	Shipping revenues for the second quarter of 2023 were $106.6 million, a decrease of $11.4 million, or 9.6%, from the second quarter of 2022.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter of 2023 were $100.1 million, a decrease of $3.1 million, or 3.0%, from the second quarter of 2022.

●	Second quarter 2023 Adjusted EBITDA(B), a non-GAAP measure, was $39.5 million, an increase of $8.0 million, or 25.4%, from the second quarter of 2022.

●	In April 2023, OSG’s three non-Jones Act MR tankers were accepted into the U.S. Tanker Security Program (“TSP”).

●	During the quarter, the Military Sealift Command (“MSC”) awarded one of our vessels, the Overseas Mykonos, a time charter contract to provide ongoing fuel transportation services to the MSC in support of our nation’s defense. The Overseas Mykonos will be transferred out of the TSP and delivered to the MSC in August 2023.

●	Total cash and investments(C) were $120.8 million as of June 30, 2023.

●	In June 2023, our Board of Directors authorized an increase of $10.0 million to our current stock repurchase program, raising the total value of the program to $20.0 million. We purchased 2.1 million shares for $8.0 million during the second quarter of 2023.

“Solid and satisfying best characterizes the second quarter results that OSG announced earlier this morning”, Sam Norton, OSG’s President and CEO, said. “Contributing to the favorable second quarter results were notably higher average TCE rates for our Jones Act MR tankers, a reflection of the tight market conditions that have been present for most of this year. Stable and historically consistent returns from our specialized assets continued to generate positive cashflow and provide sufficient liquidity to fund our previously announced share buy-back program which, during the quarter, saw over 2 million shares repurchased at an average price of $3.81 per share.”

Mr. Norton continued, “Also of note during the past quarter was MSC’s award of a long-term charter for the Overseas Mykonos. The contract calls for the vessel to be stationed in the Pacific in support of key Department of Defense operations and represents an important step in meeting OSG’s ambition to expand its US flag operations outside of coastwise trades. The Overseas Mykonos is expected to give delivery to the MSC in mid-August and to contribute more than $20 million in time charter equivalent earnings during the initial contract year.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Second Quarter 2023 Results

Shipping revenues were $106.6 million for the second quarter of 2023, a decrease of $11.4 million, or 9.6%, compared to the second quarter of 2022. TCE revenues were $100.1 million for the second quarter of 2023, a decrease of $3.1 million, or 3.0%, from the second quarter of 2022. The decreases primarily resulted from (a) fewer vessels in our fleet as we redelivered three conventional tankers leased from American Shipping Company in December 2022; (b) a 14-day increase in drydock days; (c) one less Government of Israel voyage during the second quarter of 2023 compared to the second quarter of 2022; and (d) no MSC voyages during the second quarter of 2023 compared to one full MSC voyage and one partial MSC voyage that began during the second quarter of 2022 and overlapped into the third quarter, both of which were longer international voyages. The decreases were partially offset by an 82-day decrease in layup days. We had no vessels in layup during the second quarter of 2023. During the second quarter of 2022, we had two vessels in layup until May 2022 when they returned to service. Additionally, the decreases in revenues were partially offset by (a) an increase in average daily rates earned by our fleet, (b) an increase in Delaware Bay lightering volumes, and (c) a 10-day decrease in repair days.

Operating income for the second quarter of 2023 was $20.3 million compared to operating income of $12.6 million for the second quarter of 2022. Net income for the second quarter of 2023 was $12.3 million, or $0.15 per diluted share, compared with a net income of $3.7 million, or $0.04 per diluted share, for the second quarter of 2022. The increases in operating and net income were primarily a result of decreases in voyage, vessel and charter hire expenses of $17.9 million when compared to the second quarter of 2022. The decrease in voyage expenses was primarily due to decreases in fuel and port expenses, as our vessels performed fewer voyage charters during the second quarter of 2023 compared to the second quarter of 2022. The decreases in vessel and charter hire expenses were primarily due to the redelivery of three conventional tankers leased from American Shipping Company in December 2022.

Adjusted EBITDA was $39.5 million for the 2023 second quarter, an increase of $8.0 million compared with the second quarter of 2022, driven primarily by the increases in operating and net income.

Conference Call

The Company will host a conference call to discuss its second quarter 2023 results at 9:30 a.m. Eastern Time (“ET”) on Monday, August 7, 2023.

To access the call, participants should dial (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers.

Participants have an option of calling in to listen or watching a live audio webcast and slide presentation available at the Investors section of the Company’s website located at www.osg.com/investors. A replay of the webcast will also be available on the website after the completion of the call.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing liquid bulk and energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator in the Jones Act industry and in the U.S. Tanker Security Program. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$87,257	$82,969	$171,397	$140,204
Voyage charter revenues	19,368	35,016	49,019	81,779
	106,625	117,985	220,416	221,983
Operating Expenses:
Voyage expenses	6,498	14,742	15,555	24,816
Vessel expenses	40,798	44,153	83,368	84,950
Charter hire expenses	16,018	22,350	31,755	44,346
Depreciation and amortization	16,449	16,663	32,497	33,156
General and administrative	6,595	7,435	14,438	14,373
Total operating expenses	86,358	105,343	177,613	201,641
Operating income	20,267	12,642	42,803	20,342
Other income/(expense), net	1,460	(16)	2,540	81
Income before interest expense and income taxes	21,727	12,626	45,343	20,423
Interest expense	(8,085)	(8,275)	(16,241)	(16,640)
Income before income taxes	13,642	4,351	29,102	3,783
Income tax expense	(1,339)	(611)	(4,660)	(552)
Net income	$12,303	$3,740	$24,442	$3,231

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	81,404,635	91,254,864	81,703,990	90,984,407
Diluted - Class A	83,699,619	92,607,727	84,518,602	92,345,481
Per Share Amounts:
Basic net income - Class A	$0.15	$0.04	$0.30	$0.04
Diluted net income - Class A	$0.15	$0.04	$0.29	$0.04

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Consolidated Balance Sheets

($ in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$105,950	$78,732
Voyage receivables, including unbilled of $2,858 and $11,364, net of reserve for credit losses	10,856	19,698
Income tax receivable	694	1,914
Other receivables	3,509	5,334
Inventories, prepaid expenses and other current assets	4,268	2,668
Total Current Assets	125,277	108,346
Vessels and other property, less accumulated depreciation	705,380	726,179
Deferred drydock expenditures, net	38,406	38,976
Total Vessels, Other Property and Deferred Drydock	743,786	765,155
Intangible assets, less accumulated amortization	15,717	18,017
Operating lease right-of-use assets, net	184,211	206,797
Investment security to be held to maturity	14,851	14,803
Other assets	25,274	25,945
Total Assets	$1,109,116	$1,139,063
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$49,155	$54,906
Current portion of operating lease liabilities	63,639	63,288
Current portion of finance lease liabilities	4,012	4,000
Current installments of long-term debt	24,918	23,733
Total Current Liabilities	141,724	145,927
Reserve for uncertain tax positions	210	175
Noncurrent operating lease liabilities	126,251	149,960
Noncurrent finance lease liabilities	15,100	16,456
Long-term debt	387,302	399,630
Deferred income taxes, net	74,803	70,233
Other liabilities	9,336	16,997
Total Liabilities	754,726	799,378
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 89,496,512 and 88,297,439 shares issued; 76,903,374 and 78,297,439 shares outstanding)	895	883
Paid-in additional capital	597,937	597,455
Accumulated deficit	(208,581)	(233,023)
Treasury stock, 12,593,138 and 10,000,000 shares, at cost	(38,887)	(29,040)
	351,364	336,275
Accumulated other comprehensive income	3,026	3,410
Total Equity	354,390	339,685
Total Liabilities and Equity	$1,109,116	$1,139,063

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Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$24,442	$3,231
Items included in net income not affecting cash flows:
Depreciation and amortization	32,497	33,156
Amortization of debt discount and other deferred financing costs	567	554
Compensation relating to restricted stock awards and stock option grants	1,662	2,391
Deferred income tax expense	4,606	519
Interest on finance lease liabilities	731	826
Non-cash operating lease expense	31,932	44,874
Payments for drydocking	(5,319)	(7,386)
Operating lease liabilities	(32,786)	(45,935)
Changes in operating assets and liabilities, net	(4,922)	(15,061)
Net cash provided by operating activities	53,410	17,169
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(1,404)	(2,046)
Net cash used in investing activities	(1,404)	(2,046)
Cash Flows from Financing Activities:
Payments on debt	(11,670)	(10,930)
Tax withholding on share-based awards	(1,168)	(371)
Payments on principal portion of finance lease liabilities	(2,063)	(2,063)
Deferred financing costs paid for debt amendments	(40)	(261)
Purchases of treasury stock	(9,847)	(310)
Net cash used in financing activities	(24,788)	(13,935)
Net increase in cash and cash equivalents	27,218	1,188
Cash and cash equivalents at beginning of period	78,732	83,253
Cash and cash equivalents at end of period	$105,950	$84,441

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2023 and the comparable periods of 2022. Revenue days in the quarter ended June 30, 2023 totaled 1,740 compared with 1,903 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release. Prior period amounts have been updated to conform to current period presentation.

	2023		2022
Three months ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$—	$65,447	$40,189	$61,324
Revenue days	—	908	126	935
Non-Jones Act Handysize Product Carriers:
Average rate	$26,562	$—	$42,264	$32,286
Revenue days	243	—	182	91
ATBs:
Average rate	$—	$43,758	$40,462	$35,004
Revenue days	—	225	47	181
Lightering:
Average rate	$82,164	$—	$62,411	$—
Revenue days	91	—	91	—
Alaska (a):
Average rate	$—	$59,977	$—	$60,010
Revenue days	—	273	—	266

	2023		2022
Six months ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$58,845	$64,874	$54,218	$59,864
Revenue days	40	1,755	537	1,480
Non-Jones Act Handysize Product Carriers:
Average rate	$33,836	$39,677	$43,164	$24,909
Revenue days	488	14	362	181
ATBs:
Average rate	$—	$43,086	$40,123	$34,913
Revenue days	—	490	47	359
Lightering:
Average rate	$93,276	$—	$68,449	$—
Revenue days	181	—	181	—
Alaska (a):
Average rate	$—	$60,046	$—	$59,500
Revenue days	—	543	—	535

(a) Excludes one Alaska vessel currently in layup.

OSG has realigned some of our vessels in the analytical tables to reflect their current employment. The tables affected in the press release are the TCE Spot and Fixed Rate table and the Vessel Operating Contribution table. Prior year information has been revised to conform with the current presentation.

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Fleet Information

As of June 30, 2023, OSG’s operating fleet consisted of 21 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at June 30, 2023
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	3	—	3	99,738
Lightering ATBs	1	—	1	45,556
Total Operating Fleet	12	9	21	1,537,342

(1)	Includes two owned shuttle tankers, eight chartered-in tankers, and three non-Jones Act MR tankers, two of which participated in the U.S. Maritime Security Program (“MSP”) during the first quarter of 2023. In April 2023, the three non-Jones Act MR tankers were all accepted into the TSP. The two non-Jones Act U.S. Flag Product Carriers that participated in the MSP were transferred into the TSP and no longer participate in the MSP.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Time charter equivalent revenues	$100,127	$103,243	$204,861	$197,167
Add: Voyage expenses	6,498	14,742	15,555	24,816
Shipping revenues	$106,625	$117,985	$220,416	$221,983

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses. The Company changed the presentation of the table below to reflect the current business operations of the Company’s vessels. Accordingly, prior period amounts have been updated to conform to current period presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Specialized businesses	$26,770	$28,590	$56,331	$57,647
Jones Act handysize tankers	10,725	3,608	20,159	2,120
Jones Act ATBs	5,816	4,542	13,248	8,104
Vessel operating contribution	43,311	36,740	89,738	67,871
Depreciation and amortization	16,449	16,663	32,497	33,156
General and administrative	6,595	7,435	14,438	14,373
Operating income	$20,267	$12,642	$42,803	$20,342

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Net income	$12,303	$3,740	$24,442	$3,231
Income tax expense	1,339	611	4,660	552
Interest expense, net	8,085	8,275	16,241	16,640
Depreciation and amortization	16,449	16,663	32,497	33,156
EBITDA	38,176	29,289	77,840	53,579
Amortization classified in charter hire and vessel expenses	273	143	546	285
Interest expense classified in charter hire expenses	156	312	322	627
Non-cash stock based compensation expense	862	1,735	1,662	2,391
Adjusted EBITDA	$39,467	$31,479	$80,370	$56,882

(C) Total Cash and Investments

($ in thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$105,912	$78,680
Restricted cash	38	52
Investment security to be held to maturity	14,851	14,803
Total cash and investments	$120,801	$93,535

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